Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies in his capacity as an officer of RTW, Inc. (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such periods and the results of operations of the Company for such periods.

RTW, Inc.

Dated: August 14, 2002	By	/s/ J. Alexander Fjelstad, III J. Alexander Fjelstad, III President and Chief Executive Officer (Principal Executive Officer)

Dated: August 14, 2002	By	/s/ Jeffrey B. Murphy Jeffrey B. Murphy Secretary, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)

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